UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                    June 7, 2000

                             Catalina Lighting, Inc.
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             (Exact name of registrant as specified in its charter)


            Florida                        1-9917                 59-1548266
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)

                  18191 N.W. 68th Avenue, Miami, Florida 33015
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                    (Address of principal executive offices)

Registrant's telephone number, including area code            (305) 558-4777

                                 Not applicable
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        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

On June 1, 2000, the Company announced it has commenced a cash offer of approximately $33 million to acquire all of the outstanding ordinary and convertible preference shares of U.K. - based Ring Plc for per share prices of 50 pence and 22.4 pence, respectively. (see exhibit 10.189).

The Company has obtained financing for the transaction from one of its lenders (see exhibit 10.192) and entered into forward exchange contracts for the acquisition (see exhibits 10.190 and 10.191).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS

( c )    EXHIBITS

10.189   Press release dated June 1, 2000

10.190 Foreign Exchange Contract dated May 31, 2000 between Catalina Lighting, Inc. and Suntrust.

10.191 Foreign Exchange Contract dated May 31, 2000 between Catalina International Plc and Suntrust.

10.192 Commitment Letter dated May 31, 2000 for $37 million loan facilities for Catalina Lighting, Inc. and Catalina International Plc by Suntrust Bank and Suntrust Equitable Securities Corporation.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CATALINA LIGHTING, INC.
                                           -----------------------
                                                    (Registrant)


Date:    June 7, 2000                      By:  /s/ David W. Sasnett
                                                --------------------
                                                    David W. Sasnett
                                                    Senior Vice President and
                                                    Chief Financial Officer